EXHIBIT 23.2



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



Board of Directors and Stockholders
Mission West Properties, Inc.
Cupertino, California

We hereby consent to this incorporation by reference in the Registration Statement on Form S-8 of our reports dated January 28, 2005, relating to the consolidated financial statements, the effectiveness of Mission West Properties, Inc's internal control over financial reporting, and schedule of Mission West Properties, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2004.


\S\ BDO Seidman, LLP


San Francisco, California
March 14, 2005